UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

As reported in a Current Report on Form 8-K filed on December 7, 2005, Avon Products, Inc., effective January 1, 2006, began managing operations in China as a stand-alone operating segment. China was previously included in our Asia Pacific operating segment. Additionally, we began managing Europe, which was previously managed as one operating segment, as two operating segments: “Central and Eastern Europe” and “Western Europe, Middle East and Africa.”

Also effective January 1, 2006, we began allocating certain expenses, previously classified as global expenses, to our business segments. Other costs associated with the corporate function remain unallocated as global expenses.

Segment reporting for the quarter ended March 31, 2006, will reflect the changes described above.

For comparison purposes, prior-year segment reporting and supplemental disclosures have been reclassified to conform to the current-year presentation. These reclassifications and allocations had no impact on our consolidated results, including net income and earnings per share for the prior periods.

Schedules that provide prior-period segment information for each quarter of 2005 reflecting these reclassifications and allocation of global expenses are attached hereto as Exhibit 99.1, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

         99.1    Segment Information for Each Quarter of 2005

(Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Richard S. Foggio

Richard S. Foggio
Group Vice President and Corporate Controller

Date: April 12, 2006

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Segment Information for Each Quarter of 2005